Exhibit 10.2

                         , 2017

[Name] (the “Purchaser”)

[Address]

Re: Purchaser Rights Letter

Dear Purchaser:

We are writing to inform you that on October 27, 2017, Exicure, Inc., a Delaware corporation (the “Company”) completed an additional closing (the “Subsequent Closing”) of a private placement financing (the “Offering”) for up to 13,333,333 shares of common stock at a purchase price of $3.00 per share. The relevant terms of the Subsequent Closing are reflected in the form of subscription agreement entered into between the Company and each purchaser in the Subsequent Closing on October 27, 2017 (the “Subsequent Closing Subscription Agreement”).

You are receiving this letter because you entered into a subscription agreement with the Company (the “Original Subscription Agreement”) in connection with the initial closing of the Offering, which took place on September 26, 2017 (the “Initial Closing”). Pursuant to Section 10 of the Original Subscription Agreement, for thirty (30) days following the Initial Closing, the Company is required to notify you of certain subsequent issuances of stock that include terms more favorable than the terms set forth in the Original Subscription Agreement. The Company believes the Subsequent Closing Subscription Agreement is substantially similar to the Original Subscription Agreement but may have some terms more favorable to you than those in the Original Subscription Agreement.

The 30-day deadline set forth in Section 10 of your Original Subscription Agreement expired as of October 26, 2017 before the Subsequent Closing. Nonetheless, as a courtesy to you and the other purchasers in the Initial Closing, the Company will permit you and such purchasers to receive the same terms provided to purchasers in the Subsequent Closing to the extent such terms are more favorable than those you received in the Initial Closing. To such extent, the terms of your Original Subscription Agreement are hereby deemed automatically amended and modified to include such more favorable terms set forth in the Subsequent Closing Subscription Agreement. No action is required of you to receive this benefit.

The form of Subsequent Closing Subscription Agreement is on file with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 2, 2017.

[Signature page follows]

Very truly yours,

David Giljohann, Ph. D.
Chief Executive Officer, Exicure, Inc.

Signature Page to Purchaser Rights Letter